                                                                    EXHIBIT 21.1

                                                                      STATE OF INCORPORATION,
                                                                      FORMATION OR
ENTITY                                                                ORGANIZATION
------------------------------------------------------------          -----------------------
Grant Prideco, L.P.                                                   Delaware
GP USA, Holding,                                                      Delaware
XL Systems, L.P.                                                      Texas
Plexus Deepwater Technologies, Ltd.                                   Texas
PC Composites, L.P.                                                   Texas
Grant Prideco USA, LLC                                                Delaware
Gant Prideco Holding, LLC                                             Delaware
GP Expatriate Services, Inc.                                          Delaware
Star Operating Company                                                Delaware
TA Industries, Inc.                                                   Delaware
Texas Arai, Inc.                                                      Delaware
Tube-Alloy Corporation                                                Louisiana
Tube-Alloy Capital Corporation                                        Texas
XL Systems International, Inc.                                        Delaware
Intellipipe, Inc.                                                     Delaware
Grant Prideco PC  Composites Holdings, LLC                            Delaware
Intelliserve, Inc.                                                    Delaware
Grant Prideco Marine Products and Services International, Inc.        Delaware
GP USA Holding, LLC                                                   Delaware
Grant Prideco Finance, LLC                                            Delaware
Reed-Hycalog Norway LLC                                               Delaware
Reed-Hycalog Columbia LLC                                             Delaware
Reed-Hycalog International Holding LLC                                Delaware
Grant Prideco European Holding LLC                                    Delaware
Reed-Hycalog Russia LLC                                               Delaware
Reed Hyclaog LLC                                                      Delaware
Reed-Hycalog Operating, L.P.                                          Delaware

FOREIGN ENTITIES

Grant Prideco Canada Ltd.                                             Canada
Grant Prideco de Venezuela                                            Venezuela
Grant Prideco, S.A. de C.V.                                           Mexico
Enerpro de Mexico, S.A. de C.V.                                       Mexico
Pridecomex Holding, S.a. de C.V.                                      Mexico
Inmobiliaria Industrial de Veracruz, S.A. de C.V.                     Mexico
TF de Mexico, S.A. de C.V.                                            Mexico
Grant Prideco Limited                                                 UK
Grant Prideco Foreign Sales Corporation                               Barbados
Gant Prideco Services, Ltd.                                           Cayman
Grant Prideco Jersey Limited                                          Jersey Islands
Grant Prideco Mauritius Limited                                       Mauritius
Jiangsu Shuguang Grant Prideco Tubular Ltd.                           China
Grant Prideco (Singapore) Pte Ltd                                     Singapore
PT H-Tech Oilfield Equipment                                          Indonesia
Voest-Alpine Stahlrohr Kindberg GMBH (VA GMBH)                        Austria
Voest-Alpine Stahl AG                                                 Austria
Voest-Alpine South America, C.A.                                      Venezuela (Dormant)
Voest-Alpine Middle East Free Zone Establishment                      UAE
Voiestalpine Tubulars GmbH & Co KG (Austria)                          Austria
XL Systems Antilles N.V.                                              Netherlands Antilles
XL Systems Europe B.V.                                                Netherlands
C.M.A. Canavera S.p.a.                                                Italy
GP Italy Holding S.r.l.                                               Italy
Grant Prideco Norway Holding AS                                       Norway
Rotator AS                                                            Norway
Tanijin Grant TPCO Drilling Tools Company Limited                     China
Rotator AS                                                            Norway
Reed-Hycalog UK Holdings, LLP                                         United Kingdom
Camco International UK Limited                                        United Kingdom
Reed Hycalog International Limited                                    United Kingdom
Grant Prideco UK Ltd.                                                 United Kingdom
Grant Prideco (Singapore) Ptd Ltd.                                    Singapore
Grant Prideco Asia (Singapore) Pte Ltd                                Singapore
Reed-Hycalog Investment Pte. Ltd.                                     Singapore